Exhibit T3A.9

Form No. 11A

Form No. 11

RSA 293-A:2.02

ARTICLES OF INCORPORATION

OF

BROOKSTONE PROPERTIES, INC.

THE UNDERSIGNED, ACTING AS INCORPORATOR OF A CORPORATION UNDER THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, ADOPTS THE FOLLOWING ARTICLES OF INCORPORATION FOR SUCH CORPORATION:

FIRST: The name of the Corporation is BROOKSTONE PROPERTIES, INC.

SECOND: 2.1. Total Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is: two thousand (2000).

2.2. Authorized Shares of Common Stock. The number of shares of Common Stock authorized to be issued is One Thousand (1,000).

2.2. Authorized Shares of Preferred Non-Voting Stock. The number of shares of Preferred Non-Voting Stock authorized to be issued is One Thousand (1,000).

2.3. Authority to Designate Series. The Preferred Non-Voting Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, subject to the provisions of these Articles of Incorporation and the New Hampshire Business Corporation Act (RSA 293-A, as amended), to:

(a) determine or alter (i) the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued series of Preferred Non-Voting Stock, (ii) the number of shares constituting any such series, and (iii) the designation of any such series; and

(b) increase or decrease the number of shares of any such wholly unissued series; provided, that, in case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

2.4. Voting. Notwithstanding any other provision of these Articles of Incorporation, no shares of Preferred Non-Voting shall have any voting rights except to the extent specifically provided by the New Hampshire Business Corporation Act and all voting rights of the Corporation shall be vested in the holder of shares of the Common Stock.

2.5. Residual Rights Vested in Common Stock. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary by the Board of Directors pursuant to Section 2.3 above shall be vested in the Common Stock.

THIRD: The street address of the initial registered office of the Corporation is c/o Wiggin & Nourie, P.A., 20 Market Street, Manchester, New Hampshire 03101, and the name of its initial registered agent at such address is Thomas P. Manson, Esquire.

FOURTH: The name and address of each incorporator is:

Name	Address
John J. Marren, Jr.	17 Riverside Street Nashua, NH 03062

FIFTH: The capital stock will be sold or offered for sale within the meaning of RSA 421-B (New Hampshire Securities Act).

SIXTH: The liability of a person serving as an officer or director, or both, to the Corporation or its shareholders shall be eliminated and limited to the fullest extent permitted by RSA Chapter 293-A.

Dated: August 10, 1995

/s/ JOHN J. MARREN, JR.
John J. Marren, Jr.,
Incorporator

2

STATE OF NEW HAMPSHIRE

Form No. 14

RSA 293-A: 10.06

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

BROOKSTONE PROPERTIES, INC.

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

FIRST: The name of the corporation is Brookstone Properties, Inc.

SECOND: The text of each amendment adopted is:

RESOLVED: that Article 2.2 of the Articles of Incorporation of the Corporation be amended by deleting that section in its entirety and inserting in place thereof the following:

2.2 Authorized, Shares of Common Stock. The number of shares of Common Stock authorized to be issued is One Thousand (1,000).

2.2 Authorized Shares of Preferred Non-Voting Stock. The number of shares of Preferred Non-Voting Stock authorized to be issued is One Thousand (1,000). Each share of Preferred Non-Voting Stock shall (1) entitle the holder thereof to payment of an annual, noncumulative dividend of $5.00 per share; (2) be redeemable at any time at the option of the Corporation at the fixed amount of $20.00 per share; (3) be transferrable only with the consent of the Board of Directors of the Corporation; (4) be redeemed by the Corporation at the fixed amount of $20.00 per share if the holder thereof ceases to be employed by the Corporation’s affiliate, Brookstone, Inc. or any of its direct or indirect subsidiaries; (5) except as otherwise required by law, and then, only to the extent so required, have no voting rights; (6) upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (a) be entitled to a payment of $20.00 per share prior to any other payment or distribution with respect to any other capital stock of the Corporation, and (b) not receive, or be entitled to, any other payment or distribution.

ARTICLES OF AMENDMENT TO THE	Form No. 14
ARTICLES OF INCORPORATION	RSA 293-A: 10.06
OF BROOKSTONE PROPERTIES, INC.

THIRD: If the amendment provides for an exchange, reclassification, or cancellation of issued shares the provisions for implementing the amendment(s) if not contained in the above amendment are: Not applicable.

FOURTH: The amendments were adopted on January     , 1996.

[if more space is needed, attach additional sheet(s)]

FIFTH: (Check one)

A.	☒	The amendment(s) were adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

B.	☐	The amendment(s) were approved by the shareholders as follows:

If any voting group is entitled to vote separately, give respective information for each voting group.

Designation of voting group	Number of shares outstanding	Number of votes entitled to be cast	Number of votes indisputably represented at the meeting

Designation of voting group	Total number of votes cast		OR	Total number of undisputed votes cast for
	FOR	AGAINST

SIXTH: The amendment was duly adopted by the Board of Directors.

Dated: January 30, 1996

BROOKSTONE PROPERTIES, INC (Note 2)

By:	/s/ MICHAEL F. ANTHONY (Note 3)
Signature of its President

Michael F. Anthony
Print or type name

ARTICLES OF AMENDMENT TO THE	Form No. 14
ARTICLES OF INCORPORATION	RSA 293-A: 10.06
OF BROOKSTONE PROPERTIES, INC.

Notes:	1.	If amendment increases the number of authorized shares, include fee according to schedule under RSA 293-A 1.31 less amount previously paid in for original authorization and prior increases, provided however that the minimum fee shall be $30.00
	2.	Exact corporate name of corporation adopting articles of amendment.
	3.	Signature and title of person signing for the corporation. Must be signed by the chairman of the board of directors, president or another officer; or see RSA 293-A:1.20(f) for alternative signatures.